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                                                                   EXHIBIT 99.1

ENSTAR                                                        News Release
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Date:         December 21, 1998                       Contact:   Amy M. Dunaway
For Release:  Immediately                             Telephone: (334) 834-5483


        THE ENSTAR GROUP, INC. ANNOUNCES RESULTS OF THE SPECIAL MEETING
             OF SHAREHOLDERS AND PURCHASE BY J. CHRISTOPHER FLOWERS
                   OF 1,158,860 SHARES OF ENSTAR COMMON STOCK

          Montgomery, Alabama -- December 21, 1998... The Enstar Group, Inc. ("Enstar") (ESGR:OTC) today announced that the shareholders of Enstar approved the purchase by J. Christopher Flowers of 1,158,860 newly issued shares of common stock of Enstar for a purchase price of $15 million at the special meeting of shareholders held on December 17, 1998.

          Enstar also announced that on December 18, 1998 it consummated the sale of the shares to Mr. Flowers in exchange for a full recourse promissory note, resulting in Mr. Flowers owning approximately 23% of the outstanding common stock of Enstar.

          Mr. Flowers, 41, assumed the position of Vice Chairman of Enstar on December 1, 1998. He had been an outside director of Enstar since October 1996.

         Nimrod T. Frazer, Chairman, President and Chief Executive Officer of Enstar, noted, "We are very pleased that the shareholders approved the transaction, and we look forward to applying Chris Flowers' business acumen and contacts in his enhanced position as Vice Chairman in locating and acquiring an operating company."

          Mr. Flowers stated, "I am enthusiastic about my new role as Vice Chairman and a significant shareholder of Enstar."

         Enstar and Mr. Flowers entered into an Investment Agreement, dated October 20, 1998, whereby Mr. Flowers purchased 1,158,860 shares at a price of approximately $12.94 per share. The price per share represented the average of the reported closing prices for Enstar common stock for the ten trading days immediately preceding October 20, 1998. Pursuant to the terms of the Investment Agreement, Mr. Flowers delivered to Enstar a full recourse promissory note in the amount of $15 million for the purchase price of the shares. The note bears interest at the rate of 4.06%, with interest payable quarterly, and matures on December 18, 2000. Enstar and Mr. Flowers also entered into a registration rights agreement pursuant to which Mr. Flowers has been granted certain rights to require Enstar to register his shares in the future.

         Pursuant to the Investment Agreement, Mr. Flowers has agreed to certain restrictions on his ability to transfer the shares and to acquire any additional shares of Enstar or participate in any capacity in certain other significant transactions involving Enstar without the approval of the Board of Directors. The Investment Agreement also contains certain agreements and covenants relating to conflicting business opportunities and competing transactions involving Mr. Flowers and related entities, as it is anticipated that Mr. Flowers will have business arrangements with other entities, funds or ventures with which he affiliates or associates.

                                    *  *  *

         This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of Enstar and its management team. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements contained in this press release are set forth in the Safe Harbor Compliance Statement for Forward-Looking Statements included as Exhibit 99.1 to Enstar's Quarterly Report on Form 10-Q for the nine months ended September 30, 1998, and are hereby incorporated herein by reference.